Company Contacts:
Bradley B. Buechler                Randy C. Martin
Chairman, President and            Executive Vice President and
Chief Executive Officer            Chief Financial Officer
(314) 721-4242                     (314) 721-4242

For Immediate Release
Thursday, May 29, 2003

                       SPARTECH CORPORATION REPORTS
               SECOND QUARTER FISCAL 2003 SALES AND EARNINGS


Second Quarter Highlights:
  * Net Sales increased by 7% to $250.5 million
  * Operating Earnings rose by 5% to $22.5 million
  * Financing Costs declined by 9% to $6.3 million
  * Net Earnings increased by 16% to $10.5 million
  * Earnings Per Diluted Share was $.36 vs. $.33 per share last year

 Financial Summary (Unaudited)
 (Dollars in thousands, except per share data)
                                                Quarter Ended      %
                                       05/03/03       05/04/02   Change
 OPERATING RESULTS
   Net Sales                              $250,488     $233,204    7%
   Operating Earnings                     $ 22,456     $ 21,345    5%
   Net Earnings                           $ 10,541     $  9,074   16%
   Earnings Per Share:
     Basic                                $   0.36     $   0.34    6%
     Diluted                              $   0.36     $   0.33    9%
 PERFORMANCE RATIOS
   Gross Margin                              14.4%        15.5%
   Operating Return on Net Sales              9.0%         9.2%
   Debt to Total Capitalization              37.6%        41.4%
   Return on Average Equity                  14.1%        16.1%

 "The crisis in the Middle East, along with near record high crude oil and natural gas prices, produced unprecedented and rapid increases in the cost of the Company's raw materials during the second quarter. This, coupled with the sluggish economy, resulted in some very intense pressure on our margins during this period. However, despite these negative events, we were able to generate increases in both Sales (7%) and Net
 Earnings (16%) during the quarter, as our cost control efforts and new Product Transformation volume remained strong."

  -Bradley B. Buechler, Chairman, President & Chief Executive Officer-
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SPARTECH CORPORATION
SECOND QUARTER 2003 EARNINGS
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                      SPARTECH CORPORATION ANNOUNCES

                    SECOND QUARTER FISCAL 2003 RESULTS


     ST. LOUIS, May 29, 2003 - Spartech Corporation (NYSE:SEH) announced today sales and earnings increases for its second quarter ended May 3, 2003.

     Spartech's Chairman, President and CEO, Bradley B. Buechler, reported that sales for the second quarter of fiscal 2003 were $250.5 million, an increase of 7% from the $233.2 million reported in 2002. The Company's fiscal 2003 second quarter operating earnings were $22.5 million or 5% greater than the $21.3 million reported for the same quarter last year. Second quarter 2003 net earnings were $10.5 million, or $0.36 per diluted share, compared to the $9.1 million, or $0.33 per diluted share, reported in 2002.

     Commenting on the results, Mr. Buechler stated, "Our second quarter generated some reasonably strong results considering the events which occurred during this three month period. The crisis in the Middle East, along with near record high crude oil and natural gas prices, produced unprecedented and rapid increases in the cost of the Company's raw materials during the quarter. This, coupled with the sluggish economy, resulted in some very intense pressure on our margins during this period. However, despite these negative events, we were able to generate increases in both Sales (7%) and Net Earnings (16%) during the quarter, as our cost control efforts and new Product Transformation volume remained strong."

SEGMENT RESULTS

     Custom Sheet & Rollstock - Spartech's Custom Sheet & Rollstock group, which represents approximately two-thirds of the Company's consolidated results, saw modest growth of 2% in sales volume (pounds) during the second quarter of fiscal 2003. However, our second quarter sales in dollars for the segment increased by more than 3%, primarily due to changes in product mix, higher average resin costs and our late-March acquisition of Polymer Extruded Products. In addition, the group's 11% second quarter operating margin moved closer to our 12-13% target for this segment, as (1) operating results improved significantly at our Spartech Polycast unit; (2) certain cost reduction initiatives implemented last year began to show some positive returns; and (3) new Product Transformation volume continued strong.

     (In Millions)
                             Second Quarter       First Six Months
                            2003       2002        2003      2002
          Net Sales        $163.3    $158.2      $303.0     $286.2
                           ======    ======      ======     ======
          Operating        $ 18.0    $ 16.1      $ 30.6     $ 27.3
          Earnings         ======    ======      ======     ======
112:

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     Color & Specialty Compounds - Sales volume (in pounds) for the
     Company's Color & Specialty Compounds group rose by 5% in the second quarter, with this increase primarily coming from last year's late-May acquisition of GWB Plastics. However, the group's operating margin suffered its largest decline in the past five years.to 7.6%...as the unit saw its cost of raw materials increase, on average, by more than 40% during the period. While progress was made late in the quarter in raising our sales prices to offset the higher raw material costs, we were not able to cover the full impact of the raw material inflation during the period. The group initiated over $2 million in cost reductions midway through the quarter and this coupled with the announced sales price increases should help this segment return to its historical margin levels (11-13%) in the second half of fiscal 2003.

     (In Millions)
                             Second Quarter    First Six Months
                             2003      2002         2003      2002
          Net Sales        $  68.0   $  57.4     $127.9     $106.3
                           =======   =======     ======     ======
          Operating        $   5.2   $   6.5     $ 10.5     $ 11.6
          Earnings         =======   =======     ======     ======


     Molded & Profile Products - The Company's Molded & Profile Products segment (approximately 8% of consolidated results) generated modest increases in sales and operating earnings during the quarter, as compared to last year's similar period. Margins in the group remained fairly constant between years, as softness in the profiles unit was offset by improved operating results within our acrylic rods business.



      (In Millions)
                            Second Quarter       First Six Months
                             2003      2002        2003      2002
          Net Sales        $  19.2   $  17.6     $  33.3    $ 31.3
                           =======   =======     =======    ======
          Operating        $   1.9   $   1.6     $   2.5    $  2.4
          Earnings         =======   =======     =======    ======


     Finally, Mr. Buechler stated, "As we move into the second half of our fiscal year, the economy yet to show any substantive signs of a sustainable turnaround developing for the last six months of the year. Therefore, we continue to closely monitor our costs, while we also attempt to grow our volume both internally, and through strategic expansions, in these challenging times. However, despite the competitive pricing pressures which traditionally accompany this type of an economic environment, we are reasonably confident that our Focused Growth and Continuous Improvement Strategies will enable us to generate stronger results for the second six months of our fiscal year, compared to those produced during the first half of fiscal 2003."


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SPARTECH CORPORATION
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     Spartech Corporation is a leading producer of engineered thermoplastic materials, polymeric compounds, and molded & profile products, which has 46 facilities located throughout North America and Europe, with annual production capacity and sales of more than 1.2 billion pounds and $950 million, respectively.

Safe Harbor For Forward-Looking Statements
     Statements contained herein which are not historical facts are forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 which are intended to be covered by the safe harbors created thereby. For a summary of important facts which could cause the Company's actual results to differ materially from those included in, or inferred by, the forward-looking statements, refer to the Company's Form 10-K for the fiscal year ended November 2, 2002, which is on file with the Securities and Exchange Commission.



                             -TABLE TO FOLLOW-


SPARTECH CORPORATION
SECOND QUARTER 2003 EARNINGS
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                           SPARTECH CORPORATION
                 (In Thousands, Except Per Share Amounts)

Operating Results
                          Three Months Ended         Six Months Ended
                             (Unaudited)                (Unaudited)
                        May 3,   May 4,  Percent    May 3,    May 4, Percent
                         2003      2002   Change     2003     2002    Change

Net Sales               $250,488 $233,204     7%   $464,188 $423,872     10%
                        ======== ======== =======  =======  ========  ======
Operating Earnings      $ 22,456 $ 21,345     5%   $ 38,199 $ 35,932      6%
                        ======== ======== =======  =======  ========  ======

Interest Expense
 & Distributions
On Preferred Securities $ 6,265  $ 6,852   (  9%)  $ 12,371 $ 13,783    (10%)
                        ======== ======== =======  =======  ========  ======

Income Tax Provision    $ 5,650  $ 5,419      4%   $  9,129 $  8,213     11%
                        ======== ======== =======  =======  ========  ======

Net Earnings            $ 10,541 $ 9,074     16%   $ 16,699 $ 13,936     20%
                        ======== ======== =======  =======  ========  ======

Earnings Per Common
Share - Diluted         $   .36  $   .33      8%   $   .57  $   .51    10%
                        ======== ======== =======  =======  ========  ======

Weighted Average
Common Shares
Outstanding - Diluted     31,102    29,059     7%   29,484   28,139      5%
                        ======== ======== =======  =======  ========  ======



SPARTECH CORPORATION
SECOND QUARTER 2003 EARNINGS
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                           SPARTECH CORPORATION
                         (In Thousands, Unaudited)



                                    As Of
                              May 3,      Nov. 2,    Percent
                                2003         2002      Change
Select Balance Sheet Data

Receivables, net             $148,336    $124,966          19%
                             ========    ========     ========
Inventories                  $106,565    $ 95,190          12%
                             ========    ========     ========

Property, Plant and          $283,782    $280,474           1%
Equipment, net
                             ========    ========     ========
Accounts Payable & Accrued   $125,010    $117,841           6%
Liabilities
                             ========    ========     ========

Total Debt                   $274,125    $238,332          15%
                             ========    ========     ========

Shareholders' Equity         $304,988    $290,698           5%
                             ========    ========     ========




                           Three Months Ended    Six Months Ended
                                May 3,    May 4,   May 3,    May 4,
                                 2003      2002     2003      2002
Select Cash Flow Information
Cash Flow From Operations     $ 7,211   $28,815   $   6,106  $  36,996
                              =======   =======   =========  =========
Capital Expenditures          $ 7,424   $ 4,805   $  12,013  $   8,576
                              =======   =======   =========  =========

Depreciation & Amortization   $ 7,692   $ 6,791   $  15,406  $  13,541
                              =======   =======   =========  =========

Debt Repayments,
(Borrowings) Excludes         $(3,560)  $22,730   $(12,219)  $  25,391
Acquisition Payments
                              =======   =======   =========  =========

Dividends on Common Stock     $ 2,924   $ 2,554   $ 5,849    $   5,096
                              =======   =======   =========  =========

Treasury Stock Acquired,
   Net of Option (Proceeds)   $   261   $(1,361)  $ 1,446    $  (2,283)
                              =======   =======   =========  =========